Exhibit 99.1

NEWS RELEASE

ICF to Present at Baird 2022 Global Consumer, Technology & Services Conference

FAIRFAX, Va. (June 3, 2022) — ICF (NASDAQ:ICFI), a global consulting and digital services provider, today announced its participation at the Baird 2022 Global Consumer, Technology & Services Conference. ICF Chair and Chief Executive Officer John Wasson and Chief Financial Officer Barry Broadus will present at 9:40 a.m. Eastern Time on Tuesday, June 7.

A live webcast of the presentation will be available here: https://wsw.com/webcast/baird64/icfi/1892100. The replay will be available for 90 days following the conference.

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About ICF

ICF (NASDAQ:ICFI) is a global consulting services company with approximately 8,000 full- and part-time employees, but we are not your typical consultants. At ICF, business analysts and policy specialists work together with digital strategists, data scientists and creatives. We combine unmatched industry expertise with cutting-edge engagement capabilities to help organizations solve their most complex challenges. Since 1969, public and private sector clients have worked with ICF to navigate change and shape the future. Learn more at icf.com.

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the "Risk Factors" section of our securities filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.

Investor information contact:
Lynn Morgen, AdvisIRy Partners, lynn.morgen@advisiry.com, +1.212.750.5800

or

David Gold, AdvisIRy Partners, david.gold@advisiry.com, +1.212.750.5800

Company information contact:
Lauren Dyke, ICF, lauren.dyke@icf.com, +1.571.373.5577